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                                                                    EXHIBIT 23.2

                        [RYDER SCOTT COMPANY LETTERHEAD]

               CONSENT OF RYDER SCOTT COMPANY PETROLEUM ENGINEERS

     As independent petroleum engineers, we hereby consent to the incorporation by reference in this registration statement of our Firm's review of the proved oil and gas reserve quantities of Apache Corporation as of January 1, 1999, and to all references to our Firm included in this registration statement.


                                               /s/ RYDER SCOTT COMPANY
                                                   PETROLEUM ENGINEERS

                                                   RYDER SCOTT COMPANY
                                                   PETROLEUM ENGINEERS

Houston, Texas
April 2, 1999